                                                                   EXHIBIT 4.16

                          SECOND SUPPLEMENTAL INDENTURE

                                     between

                   MICHIGAN ELECTRIC TRANSMISSION COMPANY, LLC

                                       and

                              JPMORGAN CHASE BANK,
                                   as Trustee

                                   ----------

                          Dated as of December 10, 2003

                                   ----------

                   Supplementing the First Mortgage Indenture
                          Dated as of December 10, 2003

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          SECOND SUPPLEMENTAL INDENTURE (this "Second Supplemental Indenture"), dated as of December 10, 2003, between MICHIGAN ELECTRIC TRANSMISSION COMPANY, LLC, a limited liability company organized and existing under the laws of the State of Michigan (the "Company"), having its principal office at 540 Avis Drive, Suite H, Ann Arbor, Michigan 48108, and JPMORGAN CHASE BANK, a New York banking corporation duly organized and existing under the laws of the State of New York, as trustee (in such capacity, the "Trustee"), the office of the Trustee at which on the date hereof its corporate trust business is administered being 4 New York Plaza, New York, New York 10004.

                             RECITALS OF THE COMPANY

          WHEREAS, the Company has heretofore executed and delivered to the Trustee a First Mortgage Indenture dated as of December 10, 2003 (the "Mortgage Indenture") encumbering the real property as more particularly described on Exhibit A and Exhibit B attached hereto and providing for (i) the issuance by the Company from time to time of its bonds, notes or other evidences of indebtedness (in the Mortgage Indenture and herein called the "Collateral Securities") to be issued in one or more series, solely to provide security for the payment of the principal of and premium, if any, and interest, if any, on the Company's Senior Secured Debt other than the Debt Securities (in each case as defined in the Mortgage Indenture) and (ii) the issuance from time to time of Debt Securities (together with the Collateral Securities, in the Mortgage Indenture and herein called the "Securities"); and

          WHEREAS, the Company has entered into the Credit Agreement, dated as of December 10, 2003 (as amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement"), among the Company, the lenders from time to time party thereto (the "Lenders") and JPMorgan Chase Bank, as administrative agent for the Lenders (in such capacity, together with any of its successors, the "Administrative Agent"); and

          WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make Loans (as defined below) and other extensions of credit to the Company, and it is a condition precedent to the obligation of the Lenders with respect thereto that the Company execute and deliver this Second Supplemental Indenture and deliver the Bond (as defined below) to the Administrative Agent pursuant hereto; and


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          WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Mortgage Indenture and pursuant to appropriate resolutions, has duly determined to make, execute and deliver to the Trustee this Second Supplemental Indenture to the Mortgage Indenture as permitted by Sections 201, 301 and 1201 of the Mortgage Indenture to establish the form and terms of, and to provide for the creation and issuance of, a second series of Securities under the Mortgage Indenture in an aggregate principal amount equal to the principal amount of Loans and any Reimbursement Obligations (as defined below) from time to time outstanding under the Credit Agreement and to amend and supplement the Mortgage Indenture as herein provided; and

          WHEREAS, to secure the repayment of the Obligations incurred pursuant to the Credit Agreement, the Company shall issue and hereby agrees to deliver the Bond to the Administrative Agent, for its benefit and the ratable benefit of the Lenders under the Credit Agreement; and

          WHEREAS, all things necessary to make the Bond, when executed by the Company and authenticated and delivered by the Trustee or any Authenticating Agent and issued upon the terms and subject to the conditions hereinafter and in the Mortgage Indenture, set forth the valid, binding and legal obligations of the Company and to make this Second Supplemental Indenture a valid, binding and legal agreement of the Company, have been done;

          NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH that, to establish the terms of a series of Securities, and for and in consideration of the premises and of the covenants contained in the Mortgage Indenture and in this Second Supplemental Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:

                                   ARTICLE ONE

                       DEFINITIONS AND OTHER PROVISIONS OF
                               GENERAL APPLICATION

                  Section 1.01. Mortgage Indenture Definitions.

          Each capitalized term that is used herein and is defined in the Mortgage Indenture shall have the meaning specified in the Mortgage Indenture unless such term is otherwise defined herein; provided, however, that any reference to a "Section" or "Article" refers to a Section or Article, as the case may be, of this Second Supplemental Indenture, unless otherwise expressly stated.

                      Section 1.02. Additional Definitions.

          For purposes of this Second Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the following capitalized terms shall have the meanings set forth below:


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          "Administrative Agent" has the meaning assigned to that term in the second Recital.

          "Bond" has the meaning assigned to that term in Section 2.01(a) of this Second Supplemental Indenture.

          "Closing Date" has the meaning assigned to that term in the Credit Agreement.

          "Collateral Securities" has the meaning assigned to that term in the first Recital.

          "Company" has the meaning assigned to that term in the preamble.

          "Credit Agreement" has the meaning assigned to that term in the second Recital.

          "Final Maturity Date" has the meaning assigned to that term in the Credit Agreement.

          "Interest Payment Date" has the meaning set forth in Section 2.01(d).

          "Lenders" has the meaning assigned to that term in the second Recital.

          "Loans" has the meaning assigned to that term in the Credit Agreement.

          "Maturity Date" has the meaning set forth in Section 2.01(h).

          "Mortgage Indenture" has the meaning assigned to that term in the first Recital.

          "Obligations" has the meaning assigned to that term in the Credit Agreement.

          "Reimbursement Obligations" has the meaning assigned to that term in the Credit Agreement.

          "Second Supplemental Indenture" has the meaning assigned to that term in the preamble.

          "Securities" has the meaning assigned to that term in the first
Recital.

          "Trustee" has the meaning assigned to that term in the preamble.

                         Section 1.03. Trustee Reliance.

          The Trustee shall be entitled conclusively to rely on any writing, paper or notice purporting to be signed, sent or given by an authorized officer of the Administrative Agent, unless the Trustee shall have received prior written notice to the contrary.


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                                   ARTICLE TWO

                TITLE, FORM AND TERMS AND CONDITIONS OF THE BOND

                             Section 2.01. The Bond.

          (a) The Securities of the series to be issued under the Mortgage Indenture pursuant to this Second Supplemental Indenture shall be designated as "Senior Secured Bonds, Collateral Series A" (the "Bond") and shall be Collateral Securities issued under the Mortgage Indenture. The Credit Agreement is the Senior Secured Debt Agreement relating to the Bond, and is attached hereto as Exhibit D.

          (b) The Trustee shall authenticate and deliver the Bond for original issue on the Closing Date in an initial principal amount equal to the principal amount of Loans and Reimbursement Obligations outstanding on the Closing Date, upon a Company Order for the authentication and delivery thereof pursuant to
Section 401 of the Mortgage Indenture. Thereafter, the unpaid principal amount of the Bond at any time shall be equal to the principal amount of Loans and any Reimbursement Obligations outstanding at such time under the Credit Agreement. Any borrowing or reborrowing by, or other extension of credit in favor of, the Company under the Credit Agreement shall be deemed to increase the principal amount of the Bond by the amount of such borrowing, reborrowing or other extension of credit, and any payment by the Company of the principal of Loans or any Reimbursement Obligations under the Credit Agreement shall be deemed to reduce the principal amount of the Bond by the amount of such payment. To the extent that the aggregate outstanding principal amount of the Loans and any Reimbursement Obligations shall be reduced or increased from time to time pursuant to the Credit Agreement, the Holder of the Bond shall duly note a like reduction or increase in the principal amount of the Bond on Schedule I attached to such Bond, which notation shall be conclusive in the absence of manifest error, and, upon any transfer of said Bond, such Schedule I shall transfer to the subsequently issued Bond.

          (c) The principal of the Bond shall be payable by the Company in whole or in installments on such date or dates as the Company has any obligations under the Credit Agreement to repay any Loans or any Reimbursement Obligations to the Lenders (whether upon scheduled maturity, optional prepayment, required prepayment, acceleration, demand or otherwise), but not later than the Maturity Date. The amount of principal of the Bond due and payable by the Company on any such date shall equal the aggregate outstanding principal amount of the Loans and any Reimbursement Obligations due and payable on such date pursuant to the Credit Agreement. Pursuant to Section 601 of the Mortgage Indenture, the obligation of the Company to make any payment of the principal on the Bond shall be fully or partially, as the case may be, deemed to have been paid or otherwise satisfied and discharged to the extent that the Company has paid the principal then due and payable on the Loans and any Reimbursement Obligations pursuant to the Credit Agreement.

          (d) The Bond shall bear interest from the time hereinafter provided at such rate per annum as shall cause the amount of interest payable on each Interest Payment Date on the Bond to equal the amount of interest, fees, costs, expenses or other amounts (other than amounts allocable to the principal of the Bond) payable by the Company on such Interest


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Payment Date under the Credit Agreement. Such interest on the Bond shall be payable on the same dates as interest, fees, costs, expenses or such other amounts are payable by the Company from time to time under the Credit Agreement (each such date herein called an "Interest Payment Date"). The Regular Record Date with respect to each Interest Payment Date for the Bond shall be the calendar day immediately preceding each Interest Payment Date (whether or not a Business Day). The amount of interest, fees, costs, expenses or such other amounts payable by the Company from time to time under the Credit Agreement, the basis on which such interest, fees, costs, expenses and such other amounts are computed and the dates on which such interest, fees, costs, expenses and such other amounts are payable are set forth in the Credit Agreement. The Bond shall bear interest (i) from the most recent Interest Payment Date to which interest has been paid or duly provided for with respect to the Bond, or (ii) if no interest has been paid on the Bond, then from the Closing Date. The obligation of the Company to make any payment of interest on the Bond shall be fully or partially, as the case may be, deemed to have been paid or otherwise satisfied and discharged to the extent that the Company has paid the interest, fees, costs, expenses and such other amounts then due and payable pursuant to the Credit Agreement.

          (e) The Corporate Trust Office of JPMorgan Chase Bank in New York, New York shall be the place at which (i) the principal of and interest on the Bond shall be payable, (ii) registration of transfer of the Bond may be effected,
(iii) exchanges of the Bond may be effected and (iv) notices and demands to or upon the Company in respect of the Bond and the Mortgage Indenture may be served; and the Corporate Trust Office of JPMorgan Chase Bank shall be the Security Registrar and the Paying Agent for the Bond; provided, however, that the Company reserves the right to designate, by one or more Officer's Certificates and with the consent of the Administrative Agent, its principal office in Ann Arbor, Michigan as any such place or itself as the Security Registrar; provided, however, that there shall be only a single Security Registrar for the Bond. The principal of and interest on the Bond shall be payable without the presentment or surrender thereof.

          (f) The Bond shall not be entitled to redemption pursuant to Section 501(a) of the Mortgage Indenture.

          (g) The Bond shall be issued in registered form and payable in Dollars.

          (h) The Bond shall be dated the Closing Date and shall mature on the earlier of (i) the Final Maturity Date and (ii) the date that (A) the Company causes all commitments to extend credit to it under the Credit Agreement to be terminated in accordance with the terms and conditions thereof and (B) all Obligations of the Company under the Credit Agreement are paid in full in cash, as such date shall be evidenced to the Trustee by a certificate signed by an officer of the Administrative Agent (the "Maturity Date"). The Bond shall bear interest at the rate specified in Section 2.01(d). The principal of and interest on the Bond shall be payable as specified in Section 2.01(e). With reasonable promptness following the Maturity Date, the Administrative Agent, as the Holder of the Bond, shall deliver the Bond to the Trustee for cancellation in accordance with the terms of the Mortgage Indenture.

          (i) The original Bond shall be identified by the number RA-1, and any subsequent Bond issued upon transfer of the original or any subsequent Bond shall be numbered consecutively from RA-2 upwards and issued in the same denomination as the transferred Bond.


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          (j) For purposes of the Bond and this Second Supplemental Indenture,
"Business Day" shall have the meaning assigned to such term in the Credit Agreement.

          (k) The Trustee may conclusively presume that the obligation of the Company to make each payment of principal of and interest on the Bond when due shall have been fully satisfied and discharged unless and until it shall have received a written notice from the Administrative Agent, as the Holder of the Bond, signed by an officer of the Administrative Agent, stating that such payment of principal of or interest on the Bond has not been fully paid when due and specifying the principal amount of the Bond then due and the amount of funds required to make such payment, the amount of interest then due and the amount of funds required to make such payment.

          (l) In connection with any determination by the Trustee as to the principal amount of the Securities that are Outstanding at any time under the Mortgage Indenture, the Trustee may conclusively rely on any certificate signed by an officer of the Administrative Agent and delivered by the Administrative Agent to the Trustee as to the principal amount of the Bond then Outstanding on such determination date.

          (m) The Bond may not be transferred except to a Person acting as Administrative Agent for the Lenders under the Credit Agreement or any other Revolving Facility. No such transfer shall be effective unless the Bond shall be surrendered to the Trustee, together with a notice signed by an officer of the then Holder of the Bond, stating that such transfer is being made to a Person permitted to be a Holder of the Bond pursuant to this paragraph, whereupon the Company shall execute and the Trustee shall authenticate and deliver a replacement Bond to such Person in accordance with the terms of the Mortgage Indenture.

          (n) The Bond shall have such other terms and provisions as are provided in the form thereof attached hereto as Exhibit C, and shall be issued in substantially such form.

                                  ARTICLE THREE

                              DELIVERY OF THE BOND

                       Section 3.01. Delivery of the Bond.

          After the Bond is duly authenticated and delivered by the Trustee to the Company under the Mortgage Indenture, the Company hereby agrees to deliver the Bond on the Closing Date to the Administrative Agent, registered in the name of the Administrative Agent, on behalf of itself and the Lenders, to secure payment of the Obligations of the Company under the Credit Agreement.


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

                                  ARTICLE FOUR

                            MISCELLANEOUS PROVISIONS

            Section 4.01. Execution of Second Supplemental Indenture.

          Except as expressly amended and supplemented hereby, the Mortgage Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Mortgage Indenture is in all respects hereby ratified and confirmed. This Second Supplemental Indenture and all of its provisions shall be deemed a part of the Mortgage Indenture in the manner and to the extent herein and therein provided. The Bond that is executed, authenticated and delivered under this Second Supplemental Indenture constitutes a series of Securities and shall not be considered to be a part of a series of Securities executed, authenticated and delivered under any other supplemental indenture entered into pursuant to the Mortgage Indenture.

                        Section 4.02. Effect of Headings.

          The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

                      Section 4.03. Successors and Assigns.

          All covenants and agreements in this Second Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

                       Section 4.04. Severability Clause.

          In case any provision in this Second Supplemental Indenture or in the Bond shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

             Section 4.05. Benefit of Second Supplemental Indenture.

          Except as otherwise provided in the Mortgage Indenture, nothing in this Second Supplemental Indenture or in the Bond, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Second Supplemental Indenture.

                    Section 4.06. Execution and Counterparts.

          This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                 Section 4.07. Conflict with Mortgage Indenture.

          If any provision hereof limits, qualifies or conflicts with another provision of the Mortgage Indenture, such provision of this Second Supplemental Indenture shall control, insofar


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

as the rights between the Company and the Administrative Agent, as the Holder of the Bond, are concerned.

                             Section 4.08. Recitals.

          The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness and makes no representations as to the validity or sufficiency of this Second Supplemental Indenture.

                           Section 4.09. Governing Law.

          This Second Supplemental Indenture shall be governed by and construed in accordance with the law of the State of New York (including, without limitation, Section 5-1401 of the New York General Obligations Law or any successor to such statute).


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

          IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first above written.

                                        MICHlGAN ELECTRIC TRANSMISSION COMPANY,
                                        LLC


                                        By: /s/ Royal P. Lefere Jr.
                                            ------------------------------------
                                        Name: Royal P. Lefere Jr.
                                              ----------------------------------
                                        Title: Senior Vice President-Finance
                                               ---------------------------------


                                        JPMORGAN CHASE BANK, as Trustee


                                        By: /s/ James D. Heaney
                                            ------------------------------------
                                        Name: James D. Heaney
                                              ----------------------------------
                                        Title: Vice President
                                               ---------------------------------

DRAFTED BY:

Gregory A. Weiss, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017

AFTER RECORDED, RETURN TO:

William R. Wineman
LandAmerica
National Commercial Services
1050 Wilshire Blvd., Suite 310
Troy, MI 48084

Second Supplemental Indenture

ACKNOWLEDGMENT

STATE OF MICHIGAN   )
                    ) ss.
COUNTY OF           )

     On the __ day of December 2003, before me, _____________________________, the undersigned notary public, personally came ______________________________ of Michigan Electric Transmission Company, LLC, a limited liability company organized under the laws of the State of Michigan, and acknowledged that he executed the foregoing instrument in his authorized capacity, and that by his signature on the instrument he, or the entity upon behalf of which he acted, executed the instrument.

                                        Notary Public

Second Supplemental Indenture

ACKNOWLEDGMENT

STATE OF NEW YORK    )
                     ) ss.
COUNTY OF NEW YORK   )

     On the __ day of December 2003, before me, ________, the undersigned notary public, personally came ______________________ of JPMorgan Chase Bank, a banking corporation organized under the laws of the State of New York, and acknowledged that he executed the foregoing instrument in his authorized capacity, and that by his signature on the instrument he, or the entity upon behalf of which he acted, executed the instrument.

                                        Notary Public
Second Supplemental Indenture

                                                                       EXHIBIT A

                                  Real Property

                              [Insert Description]

                                                                       EXHIBIT B

                                  Easement Land

                              [Insert Description]

                                                                       EXHIBIT C

                              [Insert Form of Bond]

                                                                       EXHIBIT D

                            [Insert Credit Agreement]

          IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first above written.

                                        MICHIGAN ELECTRIC TRANSMISSION
                                        COMPANY, LLC


                                        By: /s/ Royal P. Lefere Jr.
                                            ------------------------------------
                                        Name: Royal P. Lefere Jr.
                                        Title: Senior Vice President - Finance


                                        JPMORGAN CHASE BANK, as Trustee


                                        By:
                                            ------------------------------------
                                        Name: James D. Heaney
                                        Title: Vice President


DRAFTED BY:

Gregory A. Weiss, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017

AFTER RECORDED, RETURN TO:

William R. Wineman
LandAmerica
National Commercial Services
1050 Wilshire Blvd., Suite 310
Troy, MI 48084

                                Signature Page to
                          Second Supplemental Indenture
                          dated as of December 10, 2003

ACKNOWLEDGMENT

STATE OF MICHIGAN   )
                    ) ss.
COUNTY OF WAYNE     )

          On the 10th day of December 2003, before me, Beverly A. Potter, the undersigned notary public, personally came Royal P. Lefere Jr. of Michigan Electric Transmission Company, LLC, a limited liability company organized under the laws of the State of Michigan, and acknowledged that he executed the foregoing instrument in his authorized capacity, and that by his signature on the instrument he, or the entity upon behalf of which he acted, executed the instrument.


                                            /s/ Beverly A. Potter
                                            ------------------------------------
                                        By: Beverly A. Potter
                                            Notary Public - Michigan
                                            Wayne County
                                            My Commission Expires Oct. 7, 2007

                                 Notary Page to
                          Second Supplemental Indenture
                          dated as of December 10, 2003

          IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first above written.

                                        MICHIGAN ELECTRIC TRANSMISSION
                                        COMPANY, LLC


                                        By:
                                            ------------------------------------
                                        Name: Royal P. Lefere Jr.
                                        Title: Senior Vice President - Finance


                                        JPMORGAN CHASE BANK, as Trustee


                                        By: /s/ James D. Heaney
                                            ------------------------------------
                                        Name: James D. Heaney
                                        Title: Vice President


DRAFTED BY:

Gregory A. Weiss, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017

AFTER RECORDED, RETURN TO:

William R. Wineman
LandAmerica
National Commercial Services
1050 Wilshire Blvd., Suite 310
Troy, MI 48084

                                Signature Page to
                          Second Supplemental Indenture
                          dated as of December 10, 2003

ACKNOWLEDGMENT

STATE OF NEW YORK    )
                     ) ss.
COUNTY OF NEW YORK   )

          On the 10th day of December 2003, before me, James M. Foley, the undersigned notary public, personally came James D. Heaney of JPMorgan Chase Bank, a banking corporation organized under the laws of the State of New York, and acknowledged that he executed the foregoing instrument in his authorized capacity, and that by his signature on the instrument he, or the entity upon behalf of which he acted, executed the instrument.


                                            /s/ James M. Foley
                                            ------------------------------------
                                        By: James M. Foley
                                            No. 01FO6348400
                                            Notary Public State of New York
                                            Qualified in New York County
                                            My Commission Expires Aug. 31, 2006

                                 Notary Page to
                          Second Supplemental Indenture
                          dated as of December 10, 2003